Exhibit 107
Calculation of Filing Fee Table
S-8
(Form Type)
AVROBIO, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(h)	3,700,000 (2)	$0.90 (3)	$3,330,000.00	.0000927	$308.70
Total Offering Amounts					$3,330,000.00		$308.70
Total Fee Offsets							—
Net Fee Due							$308.70

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
Represents an additional 3,700,000 shares issuable under the 2018 Plan. These 3,700,000 shares represent an increase in the number of shares of common stock reserved for issuance under the 2018 Plan, which increase was approved by the Registrant’s stockholders on June 8, 2022 at the Registrant’s 2022 Annual Meeting of Stockholders. Shares available for issuance under the 2018 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2018 (Registration No. 333-225788), March 25, 2019 (Registration No. 333-230494), March 16, 2020 (Registration No. 333-237203), August 6, 2020 (Registration No. 333-241400), March 18, 2021 (Registration No. 333-254466) and March 17, 2022 (Registration No. 333-263655).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sales prices of the Registrant’s common stock, as quoted on the Nasdaq Global Select Market, on August 4, 2022.